CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-8 of our reports, which include an explanatory paragraph describing the changes in methods of accounting for postemployment benefits and income taxes in 1993, dated February 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of The Southland Corporation and Subsidiaries.



						     COOPERS & LYBRAND L.L.P.


Dallas, Texas
October 23, 1995